                                     SCHEDULE 14A
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMMISSION FILE NO. 0-23475

                             INFORMATION ADVANTAGE, INC.
                   (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies: ____
          _______________________________
     2)   Aggregate number of securities to which transaction applies: _______
          _______________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________
          _______________________________
     4)   Proposed maximum aggregate value of transaction: ___________________
          ______________
     5)   Total fee paid: ____________________________________________________

/ /  Fee paid previously with preliminary materials: _________________________
     ___________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1)   Amount Previously Paid: ____________________________________________
     2)   Form, Schedule or Registration Statement No.: ______________________
          __________________________
     3)   Filing Party: ______________________________________________________
     4)   Date Filed: ________________________________________________________

                             INFORMATION ADVANTAGE, INC.
                        7905 GOLDEN TRIANGLE DRIVE, SUITE 190
                          EDEN PRAIRIE, MINNESOTA 55344-7227





                                     May 19, 1998





Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Information Advantage, Inc. (the "Company"), to be held in the Minnesota River Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Wednesday, June 17, 1998, at 3:30 p.m. local time.

     At the Annual Meeting you will be asked to vote for the election of three directors, to approve an amendment to the Company's 1997 Employee Stock Purchase Plan and to ratify the selection by the Board of Directors of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending January 31, 1999. The accompanying material contains the Notice of Annual Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Annual Meeting, and the related proxy card.

     Whether or not you are able to attend the Annual Meeting in person, I urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope.



                                         Very truly yours,

                                         INFORMATION ADVANTAGE, INC.




                                         /s/ Larry J. Ford
                                         Larry J. Ford
                                         President and Chief Executive
                                         Officer

                             INFORMATION ADVANTAGE, INC.
                        7905 GOLDEN TRIANGLE DRIVE, SUITE 190
                          EDEN PRAIRIE, MINNESOTA 55344-7227

                                    _____________

                                        NOTICE
                                          OF
                            ANNUAL MEETING OF STOCKHOLDERS
                                      TO BE HELD
                                    JUNE 17, 1998

                                    ______________



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Information Advantage, Inc., a Delaware corporation (the "Company"), will be held in the Minnesota River Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Wednesday, June 17, 1998, at 3:30 p.m. local time, for the following purposes, as more fully described in the accompanying Proxy
Statement:

     1. To elect three Class I directors to have three-year terms expiring in 2001 and until their successors have been duly elected and qualified;

     2. To approve the amendment to the Company's 1997 Employee Stock Purchase Plan to increase the number of shares reserved thereunder for issuance from 200,000 to 550,000;

     3. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending January 31, 1999; and

     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on May 1, 1998, are entitled to notice of and to vote at the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the Annual Meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS




                                            /s/ Brian D. Wenger
                                            Brian D. Wenger
                                            Secretary

Eden Prairie, Minnesota
May 19, 1998

                             INFORMATION ADVANTAGE, INC.
                        7905 GOLDEN TRIANGLE DRIVE, SUITE 190
                          EDEN PRAIRIE, MINNESOTA 55344-7227

                                    _____________

                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF STOCKHOLDERS
                                      TO BE HELD
                                    JUNE 17, 1998

                                    ______________


                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Information Advantage, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held in the Minnesota River Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Wednesday, June 17, 1998, at 3:30 p.m. local time, or at any adjournment or postponement thereof. All shares of Common Stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted FOR the election of the nominees for director named herein, FOR the amendment to the Company's 1997 Employee Stock Purchase Plan and FOR ratification of the appointment of the independent public accountants for the fiscal year ending January 31, 1999. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     The Notice of Annual Meeting, this Proxy Statement and the related proxy card are first being mailed to stockholders of the Company on or about May 19, 1998.

RECORD DATE AND OUTSTANDING COMMON STOCK

     The Board of Directors has fixed the close of business on May 1, 1998, as the Record Date for determining the holders of the Company's outstanding voting shares entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 15,516,770 shares of Common Stock issued, outstanding and entitled to vote.

REVOCABILITY OF PROXIES

     Any stockholder who executes and returns a proxy may revoke it at any time before it is voted. Any stockholder who wishes to revoke a proxy can do so by (i) executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, (ii) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company prior to the vote at the Annual Meeting, or (iii) appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Information Advantage, Inc., 7905 Golden Triangle Drive, Suite 190, Eden Prairie, Minnesota 55344-7227, Attention: Secretary of the Company, or hand-delivered to the Secretary of the Company prior to the vote at the Annual Meeting.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date. Stockholders do not have the right to cumulate votes in the election of directors.

     Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of Common Stock held as of the Record Date and will reimburse such persons for their reasonable expenses so incurred.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

     If a properly executed proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

     If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of its Common Stock as of April 30, 1998, by
(i) each person who is known to the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each executive officer named in the "Summary Compensation Table" below, and (iv) all current executive officers and directors as a group. Unless otherwise noted, each person identified below has sole voting and investment power with respect to such shares. Except as otherwise noted below, the Company knows of no agreements among its stockholders which relate to voting or investment power with respect to its Common Stock.

                                                                            Number of            Percent
                                                                             Shares           Beneficially
                                                                          Beneficially           Owned
 Name and Address of Beneficial Owner(1)                                  Owned (1)(2)           (1)(2)
 ---------------------------------------                                  -------------       ------------
 Entities affiliated with Norwest Equity Partners (3)  . . . . . . .  .     3,188,229             20.5%
      2800 Piper Jaffray Tower
      222 South Ninth Street
      Minneapolis, MN 55402

 Entities affiliated with St. Paul Venture Capital, Inc. (4) . . . .  .     2,472,518             15.9
      8500 Normandale Lake Blvd.
      Suite 1940
      Bloomington, MN 55437

 Entities affiliated with Sutter Hill Ventures (5) . . . . . . . . .  .     1,256,977              8.1
      755 Page Mill Road, Suite A-200
      Palo Alto, CA 94304

 Pathfinder Venture Capital Fund III (6) . . . . . . . . . . . . . .  .     1,238,056              8.0
      Suite 585, One Corporate Center
      7300 Metro Blvd.
      Edina, MN 55439

 Entities affiliated with Menlo Ventures (7) . . . . . . . . . . . .  .     1,083,160              7.0
      3000 Sand Hill Road
      Bldg. 4, Suite 100
      Menlo Park, CA 94025

 Entities affiliated with Weiss, Peck & Greer (8)  . . . . . . . . .  .       768,900              5.0
      555 California Street
      Suite 3130
      San Francisco, CA 94104

 Donald W. Anderson  . . . . . . . . . . . . . . . . . . . . . . . .  .        52,000               *

 Larry J. Ford (9) . . . . . . . . . . . . . . . . . . . . . . . . .  .       349,572              2.2

 Robin L. Pederson (10)  . . . . . . . . . . . . . . . . . . . . . .  .        72,800               *

 Richard L. Tanler (11)  . . . . . . . . . . . . . . . . . . . . . .  .       215,035              1.4

 Mary K. Trick (12)  . . . . . . . . . . . . . . . . . . . . . . . .  .        28,800               *

 Fredric R. (Rick) Boswell (4) . . . . . . . . . . . . . . . . . . .  .     2,472,518             15.9

 Ronald E.F. Codd  . . . . . . . . . . . . . . . . . . . . . . . . .  .         4,000               *

 Promod Haque (3)  . . . . . . . . . . . . . . . . . . . . . . . . .  .     3,188,229             20.5

 Donald R. Hollis (13) . . . . . . . . . . . . . . . . . . . . . . .  .        44,000               *

 Jay H. Wein . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .       315,359              2.0

 William H. Younger, Jr. (5) . . . . . . . . . . . . . . . . . . . .  .     1,256,977              8.1

 All directors and executive officers as a group (14 persons) (14) .  .     8,121,690             50.2%

-------------------------
 * Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting or investment power with respect to securities. Unless otherwise indicated, the address for each listed stockholder is c/o Information Advantage, Inc., 7905 Golden Triangle Drive, Eden Prairie, Minnesota 55344-7227. To the Company's knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares. The number of shares beneficially owned includes shares issuable pursuant to warrants and stock options that are exercisable within 60 days of April 30, 1998.

(2) Percentage of beneficial ownership is based on 15,516,770 shares outstanding as of April 30, 1998. Shares issuable pursuant to warrants and stock options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 1,930,792 shares held by Norwest Equity Partners IV, a Minnesota Limited Partnership, and 1,257,437 shares held by Norwest Equity Partners V, a Minnesota Limited Partnership. Includes 9,384 shares issuable upon the exercise of a warrant. Dr. Haque is a partner of Itasca Partners and Itasca Partners V, which are the General Partners of Norwest Equity Partners IV and Norwest Equity Partners V, respectively. Dr. Haque disclaims beneficial ownership of the shares held by Norwest Equity Partners IV, a Minnesota Limited Partnership and Norwest Equity Partners V, a Minnesota Limited Partnership, except to the extent of his pecuniary interest therein arising from his partnership interests in Itasca Partners and Itasca Partners V.

(4) Includes 2,163,128 shares held by St. Paul Fire and Marine Insurance Company and 301,788 shares held by St. Paul Venture Capital IV, L.L.C. Includes 7,602 shares issuable upon the exercise of a warrant. Dr. Boswell is the Executive Vice President of St. Paul Venture Capital, Inc., which is an affiliate of St. Paul Fire and Marine Insurance Company and a managing member of St. Paul Venture Capital IV, L.L.C. Dr. Boswell disclaims beneficial ownership of the shares held by St. Paul Fire and Marine Insurance Company and St. Paul Venture Capital IV, L.L.C.

(5) Includes 749,393 shares of Common Stock held by Sutter Hill Ventures, LLP, a California Limited Partnership ("Sutter Hill"), 83,097 shares held by Mr. William H. Younger, Jr. as Trustee of a living trust, and 424,487 shares held of record for 15 other individuals and entities associated with Sutter Hill. Includes 3,699 shares issuable upon the exercise of a warrant. Mr. Younger is a General Partner of Sutter Hill and shares voting and investment power with respect to the shares held by Sutter Hill. Mr. Younger disclaims beneficial ownership of the shares held by Sutter Hill and the individuals and entities associated with Sutter Hill, except as to the shares held of record in his name and as to his partnership interest in Sutter Hill.

(6) Includes 3,858 shares issuable upon the exercise of a warrant. Messrs. Brian P. Johnson, Andrew J. Greenshields, Gary A. Stoltz, Jack Ahrens, Eugene Fischer and Ms. Barbara L. Santry are the General Partners of Pathfinder Venture Capital Fund III.

(7) Includes 1,064,001 shares held by Menlo Ventures VI, L.P. and 15,970 shares held by Menlo Entrepreneurs Fund VI, L.P. Includes 3,189 shares issuable upon the exercise of a warrant. Messrs. H. Dubose Montgomery, Thomas H. Bredt, Douglas C. Carlisle, John W. Jarve, Michael D. Laufer, M.D. and Ms. Sonja L. Hoel are the General Partners of MV Management VI, L.P., the General Partner of Menlo Ventures VI, L.P. and Menlo Entrepreneurs Fund VI, L.P. These individuals disclaim beneficial ownership of the shares held by Menlo Ventures VI, L.P. and Menlo Entrepreneurs Fund VI, L.P., except to the extent of their respective pecuniary interests therein.

(8) Includes 348,612 shares held by Weiss, Peck & Greer Venture Associates III, L.P. and 419,258 shares held by WPG Enterprise Fund II, L.P. Includes 1,030 shares issuable upon the exercise of a warrant. Messrs. Philip Greer, Gill Cogan, Phil Black and Christopher J. Schaepe and Ms. Ellen Feeney and Ms. Annette Bianchi are the General Partners of WPG Venture Partners III, L.P., the General Partner of Weiss, Peck & Greer Venture Associates III, L.P. and WPG Enterprise Fund II, L.P. These individuals disclaim beneficial ownership of the shares held by Weiss, Peck & Greer Venture Associates III, L.P. and WPG Enterprise Fund II, L.P. except to the extent of their respective pecuniary interests therein.

(9)  Includes 311,572 shares issuable upon the exercise of stock options.

(10) Includes 38,400 shares issuable upon the exercise of stock options.

(11) Includes 186,464 shares issuable upon the exercise of stock options.

(12) Includes 19,600 shares issuable upon the exercise of stock options.

(13) Includes 4,000 shares issuable upon the exercise of stock options.

(14) Includes 666,436 shares issuable upon the exercise of stock options.

                                    PROPOSAL NO. 1
                                ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors currently consists of eight members serving staggered three-year terms. Three persons, all of whom currently serve as Class I directors, have been nominated for election as Class I directors to serve three-year terms expiring in 2001 and until their successors have been duly elected and qualified. The five other directors have terms of office which do not expire in 1998. There are no family relationships between any director or officer.

     It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies which withhold such authority. Stockholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. In the event that any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the remaining directors may recommend in the place of such nominee. The Company has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

VOTE REQUIRED

     The three nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting shall be elected to the Board of Directors as Class I directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the three nominees for election as Class I directors and the five other directors whose terms of office will continue after the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.



 Name                                Age Principal Occupation
 ----                                --- --------------------
 Larry J. Ford . . . . . . . . . .    57 President, Chief Executive Officer and Director of the Company

 Richard L. Tanler . . . . . . . .    47 Chairman of the Board and Senior Vice President, Strategic
                                         Planning and Marketing of the Company

 Fredric R. (Rick) Boswell (1) . .    54 Executive Vice President of St. Paul Venture Capital, Inc.

 Ronald E.F. Codd (2)  . . . . . .    42 Senior Vice President of Finance and Administration and Chief
                                         Financial Officer of PeopleSoft, Inc.

 Promod Haque (1)  . . . . . . . .    50 General Partner of Norwest Equity Partners V, L.P. and General
                                         Partner of Norwest Equity Partners IV, L.P.

 Donald R. Hollis (1)  . . . . . .    62 President of DRH Strategic Consulting, Inc.

 Jay H. Wein (2) . . . . . . . . .    65 Independent Investor and Business Consultant

 William H. Younger, Jr. (2) . . .    48 General Partner of Sutter Hill Ventures, LLP


----------------------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

NOMINEES FOR CLASS I DIRECTOR

     DONALD R. HOLLIS has been a director of the Company since August 1996. Mr. Hollis is President of DRH Strategic Consulting, Inc., a consulting firm, where he has been employed since March 1996. Prior to January 1996, Mr. Hollis served as an Executive Vice President of First Chicago Corporation/First National Bank of Chicago. Mr. Hollis serves as a director of Deluxe Corporation, Teltrend, Inc., Edify, Inc., Open Port Technology and the Cambridge Assessment Center. Mr. Hollis holds a B.B.A. from Kent State University.

     RICHARD L. TANLER has been Chairman of the Board of Directors and Senior Vice President, Strategic Planning and Marketing since May 1995. Mr. Tanler is a founder of the Company and served as President and Chief Executive Officer from June 1992 through May 1995. Prior to this position, Mr. Tanler served as Director of Services, Business Unit at Metaphor Computer Systems, Inc., a software company ("Metaphor"). Mr. Tanler holds a B.S. in Business Quantitative Systems from Arizona State University.

     WILLIAM H. YOUNGER, JR. has been a director of the Company since July 1995. Since 1992, Mr. Younger has been a managing director of Sutter Hill Ventures, LLP, a venture capital management firm. Mr. Younger currently serves as a director of COR Therapeutics, Inc., Celeritek, Inc., Oacis Healthcare Systems, Inc. and Forte Software, Inc. Mr. Younger holds a B.S.E.E. from the University of Michigan and an M.B.A. from Stanford University.

DIRECTORS WHOSE TERMS CONTINUE

     CLASS II DIRECTORS

     FREDRIC R. (RICK) BOSWELL has been a director of the Company since March 1993. Since April 1989, Dr. Boswell has served as the Executive Vice President of St. Paul Venture Capital, Inc., a venture capital firm. From September 1985 to May 1989, Dr. Boswell served as President and Chief Operating Officer of ADC Telecommunications, Inc., a manufacturer of telecommunications equipment and systems. Prior to September 1985, Dr. Boswell served as President and Chief Executive Officer of the E.F. Johnson Company, a manufacturer of components, equipment and systems for wireless communications. Dr. Boswell has served as a director of the Telecommunications Industry Association and the Minnesota High Technology Council and as a member of the Executive Advisory Board of the National Communications Forum. Dr. Boswell holds a B.S. in electrical engineering and an M.S. and a Ph.D. in computer engineering from Case Western Reserve University as well as an M.B.A. from the Harvard Business School.

     JAY H. WEIN has been a director of the Company since June 1992. Mr. Wein has worked as an independent investor and business consultant since September 1989. From June 1992 to May 1995, Mr. Wein served as Chairman of the Board of the Company. Between July 1974 and August 1989, Mr. Wein served as Managing Partner of the Minneapolis/St. Paul office of Arthur Andersen & Co. Mr. Wein serves as a director of Great Hall Investment Funds, Inc. and of several private companies and non-profit organizations. Mr. Wein holds a B.S.B.A. from the University of South Dakota.

     CLASS III DIRECTORS

     RONALD E.F. CODD has been a director of the Company since August 1997. Mr. Codd has worked at PeopleSoft, Inc., a software products company, since 1991, and has served as the Senior Vice President of Finance and Administration and Chief Financial Officer. From March 1989 to August 1991, Mr. Codd served as Corporate Controller of MIPS Computer Systems, Inc. Mr. Codd currently serves as a director of Adept Technology, Inc. Mr. Codd holds a B.S. in Accounting from the University of California, Berkeley and an M.M. from the J.L. Kellogg Graduate School of Management, Northwestern University.

     LARRY J. FORD has been President, Chief Executive Officer and a director since May 1995. From August 1991 to November 1994, Mr. Ford served as Chairman and Chief Executive Officer of Systems Software Associates, a Chicago-based, enterprise-wide, vertically integrated applications software company specifically targeting the manufacturing sector. Prior to August 1991, Mr. Ford held several executive positions at IBM including President of the Latin America Division, Vice President of Marketing for mid-range computing, and Vice President of Information and Telecommunications Systems. Mr. Ford serves as a director of Telular Corporation, where he serves on the Compensation and Audit Committees. Mr. Ford holds a B.S. in Mathematics and Economics from Claremont Men's College.

     PROMOD HAQUE has been a director of the Company since March 1993. Dr. Haque joined Norwest Venture Capital Management, Inc., a venture capital firm, in November 1990 and is currently a General Partner of Norwest Equity Partners V, L.P. and a General Partner of Norwest Equity Partners IV, L.P. Dr. Haque currently serves as a director of Optical Sensors, Inc., Prism Solutions, Raster Graphics, Inc., Connect, Inc., Transaction Systems Architects, Inc. and several privately held companies. Dr. Haque holds a B.S.E.E. from the University of Delhi, India, an M.S.E.E. and a Ph.D.E.E. from Northwestern University, and an M.M. from the J.L. Kellogg Graduate School of Management, Northwestern University.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of ten meetings during the fiscal year ended January 31, 1998 ("fiscal year 1998"). No director attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors held in fiscal year 1998. The Board of Directors has established Audit and Compensation Committees, both of which consist of only non-employee directors.

     The Audit Committee, which currently consists of Messrs. Codd, Wein and Younger, held two meetings during fiscal year 1998. This committee makes recommendations to the Board of Directors regarding the selection of independent accountants, reviews the results and scope of audit and other services provided by the Company's independent accountants and reviews and evaluates the Company's audit and control functions.

     The Compensation Committee, which currently consists of Drs. Boswell and Haque and Mr. Hollis, held two meetings during fiscal year 1998. This committee makes recommendations regarding the Company's 1997 Equity Incentive Plan, administers the 1997 Employee Stock Purchase Plan and makes decisions concerning salaries and incentive compensation for employees and consultants of the Company.

DIRECTOR COMPENSATION

     Directors currently do not receive any cash compensation from the Company for their service as members of the Board of Directors, although members are reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Messrs. Hollis and Wein also serve as part-time consultants to the Company for which they have been compensated separately. Non-employee directors receive periodic option grants under the Company's 1997 Equity Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board was formed in 1993, and the members of the Compensation Committee are Drs. Boswell and Haque and Mr. Hollis. None of these individuals was at any time during fiscal year 1998, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

                                   PROPOSAL NO. 2
                   AMENDMENT TO 1997 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Board of Directors previously adopted the Company's 1997 Employee Stock Purchase Plan (the "Plan") to allow eligible employees to purchase shares of the Company's Common Stock at periodic intervals on a discounted basis. A total of 200,000 shares of Common Stock has been reserved for issuance under the Plan. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan.

DESCRIPTION OF THE PLAN

     PURPOSE. The purpose of the Plan is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Common Stock from the Company on favorable terms and paying for such purchases through periodic payroll deductions.

     ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee interprets the Plan and makes all other policy decisions relating to the operation of the Plan.

     ELIGIBILITY. Any employee of the Company or any designated subsidiary whose customary employment is for more than five months per calendar year and for more than 20 hours per week is eligible to participate in the Plan. Employees become participants under the Plan by delivering to the Company an enrollment form authorizing payroll deductions within a specified period of time prior to the commencement of each offering period. No employee is permitted to purchase Common Stock under the Plan if such employee owns more than five percent of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company (including shares which may be purchased under the Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares in any calendar year.

     ACCUMULATION PERIODS. Each calendar year, two overlapping offering periods each with a duration of 18 months will commence on January 1 and July 1 (except that the first offering period commenced on December 16, 1997 and will end on June 30, 1999). Each offering period contains three six-month accumulation periods, with purchases occurring at the end of each six-month accumulation period. However, the initial accumulation period began on December 16, 1997 and will end on June 30, 1998.

     PURCHASE PRICE. The price of each share of Common Stock purchased under the Plan will be 85% of the lower of (i) the fair market value per share of Common Stock on the date immediately prior to the first date of the applicable offering period (except that in the case of the first offering period, the price per share will be the price offered to the public in the Company's initial public offering) or (ii) the date at the end of the applicable accumulation period. The purchase price of the shares is accumulated by payroll deductions over each accumulation period. The deductions may not exceed 15% of an employee's compensation and no more than 1,000 shares may be purchased on any purchase date. All payroll deductions of a participant are credited to his or her account under the Plan and such funds may be used for any corporate purpose.

     TERMINATION. Employees may end their participation in the Plan at any time during the accumulation period, and participation ends automatically upon termination of employment with the Company.

     CHANGE OF CONTROL. In the event of a change in control, all offering periods and accumulation periods will terminate and each outstanding purchase right will be exercised.

     AMENDMENT. The Board may amend or terminate the Plan at any time. However, the Board may not, without stockholder approval, increase the number of shares of Common Stock reserved for issuance under the Plan.

     ANTIDILUTION PROVISIONS. The Board of Directors shall equitably adjust the maximum number of shares of Common Stock reserved for issuance under the Plan in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

PROPOSED PLAN AMENDMENT

     The Board has approved, subject to stockholder approval, an amendment to the Plan which would increase the total number of shares of Common Stock reserved for issuance thereunder to 550,000. A copy of the Plan is attached to this Proxy Statement as Appendix A, with the amended language underlined for ease of reference. The Board believes that this amendment will advance the interests of the Company and its stockholders by facilitating an increase in the proprietary interest of eligible employees in the success of the Company.

TAX INFORMATION

     The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under such a plan, no taxable income is recognized by participants either when a purchase right is granted at the beginning of the offering period or when shares are purchased at the end of each accumulation period.

     Generally, participants will recognize income in the year in which they make a disposition of the purchased shares. The term "disposition" generally includes any transfer of legal title, whether by sale, exchange or gift. It does not include a transfer to a participant's spouse, a transfer into joint ownership if the participant remains one of the joint owners or a transfer into a participant's brokerage account. Hence, a participant will be subject to federal income tax on the purchased shares only when he or she disposes of them.

     A participant's federal income tax liability will depend on whether he or she makes a qualifying or disqualifying disposition of the purchased shares. A qualifying disposition will occur if the sale or other disposition of those shares is made after the participant has held the shares for (a) more than two years after the start date of the applicable offering period, and (b) more than one year after the actual purchase date. A disqualifying disposition is any sale or disposition which is made before either of these two holding periods is satisfied.

     If a participant makes a qualifying disposition, he or she will recognize ordinary income in the year of the qualifying disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the date of the qualifying disposition exceeds the purchase price paid for those shares, or (b) 15% of the fair market value of the shares on the start date of the offering period during which those shares were purchased. The Company is not entitled to an income tax deduction with respect to such disposition. Any additional gain recognized upon the qualifying disposition will be a capital gain. The capital gain will be long-term if the participant held the shares more than 18 months and mid-term if the participant held the shares more than one year but not more than 18 months. In general, the maximum federal income tax rate on long-term capital gains is 20% and the maximum rate on mid-term capital gains is 28%. If the fair market value of the shares on the date of the qualifying disposition is less than the purchase price a participant paid for the shares, there will be no ordinary income, and any loss recognized will generally be a capital loss.

     The foregoing is only a summary of the general effect of U.S. federal income taxation upon participants and the Company with respect to the purchase of shares under the Plan and the subsequent sale of such shares. This summary does not discuss the income tax laws of any state or foreign country in which a participant may reside. A participant should consult his or her own tax advisor as to the tax consequences of any particular transaction under the Plan.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. THE BOARD OF DIRECTORS CONSIDERS THE AMENDMENT TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT.

                                   PROPOSAL NO. 3
           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Price Waterhouse LLP as independent public accountants for the Company for the fiscal year ending January 31, 1999. A proposal to ratify that appointment will be presented to stockholders at the Annual Meeting. If the stockholders do not ratify such appointment, another firm of independent public accountants will be selected by the Board of Directors. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders in attendance.

                                EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company for services rendered to the Company by the Chief Executive Officer and the four other highest paid executive officers (collectively, the "Named Executive Officers") during fiscal years 1998, 1997 and 1996:

                              SUMMARY COMPENSATION TABLE


                                                                                                             LONG-TERM
                                                                                                           COMPENSATION
                                                                                              ---------------------------------
                                                                             ANNUAL
                                                                          COMPENSATION                        AWARDS
                                                                    -----------------------   ---------------------------------

                                                                                                SECURITIES          ALL OTHER
                                                         FISCAL     SALARY        BONUS         UNDERLYING         COMPENSATION
                                                          YEAR       ($)           ($)           OPTIONS             ($)(1)
                                                        --------  ----------    ----------     ------------       -------------
Larry J. Ford. . . . . . . . . . . . . . . . . . .        1998     $175,000      $72,500         92,000                 $0
  President, Chief Executive Officer and Director         1997      175,000       74,100              0             25,000
                                                          1996      133,269       12,000        490,982                  0

Richard L. Tanler. . . . . . . . . . . . . . . . .        1998      150,000       35,567         46,000                  0
  Chairman of the Board and Senior Vice President,        1997      150,000       42,400              0                  0
  Strategic Planning and Marketing . . . . . . . .        1996      150,000       19,000        134,691                  0

Donald W. Anderson (2) . . . . . . . . . . . . . .        1998      126,000       20,194              0                  0
  Vice President and Chief Financial Officer . . .        1997       19,385            0         80,000                  0
                                                          1996            0            0              0                  0

Robin L. Pederson (3). . . . . . . . . . . . . . .        1998      150,000       73,916         48,000                  0
  Vice President, Worldwide Sales. . . . . . . . .        1997      119,423       56,250        172,000             15,612
                                                          1996            0            0              0                  0

Mary K. Trick (4). . . . . . . . . . . . . . . . .        1998      125,000       34,666         16,000                  0
  Vice President, Customer Services. . . . . . . .        1997      120,000       29,375         38,000                  0
                                                          1996       60,000        8,000         30,000                  0

____________________
(1)  Consists of moving expenses.
(2)  Mr. Anderson's employment commenced on November 25, 1996.
(3)  Mr. Pederson's employment commenced on April 18, 1996.
(4)  Ms. Trick's employment commenced on July 24, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options during fiscal year 1998 to each of the Named Executive Officers. No stock appreciation rights ("SARs") were granted during such fiscal year.

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK
                                                                                                 PRICE APPRECIATION FOR
                                                       INDIVIDUAL GRANTS                           OPTION TERM ($)(4)
                               ------------------------------------------------------------      ----------------------
                                NUMBER OF      PERCENT OF TOTAL
                               SECURITIES         OPTIONS
                               UNDERLYING       GRANTED TO        EXERCISE
                                OPTIONS         EMPLOYEES IN       PRICE         EXPIRATION
 NAME                          GRANTED (1)     FISCAL 1998 (2)    ($/SHARE) (3)    DATE             5%           10%
---------------------------    ----------      ----------------   -------------  ----------      --------     ---------
Larry J. Ford . . . . . . .      92,000               11.8%        $  1.125        2/05/07       $ 65,091     $ 164,952
Richard L. Tanler . . . . .      46,000                5.9            1.125        2/05/07         32,545        82,476
Donald W. Anderson. . . . .           0                  0               --             --             --            --
Robin L. Pederson . . . . .      20,000                2.6            3.750        8/07/07         47,167       119,531
                                 28,000                3.6            1.125        2/05/07         19,810        50,203
Mary K. Trick . . . . . . .       4,000                0.5            1.125        2/05/07          2,830         7,172
                                 12,000                1.5            3.750        8/07/07         28,300        71,718


-----------------------

(1) Generally, 20% of these options vest on the first anniversary of the date of grant; and an additional 20% of these options vest on each anniversary of the date of grant occurring in 1999, 2000, 2001 and 2002. These options have a ten-year term, subject to earlier termination in the event of the optionee's cessation of service with the Company.
(2) Based on an aggregate of 781,900 shares subject to options granted to employees of the Company under the 1992 Stock Option Plan (the predecessor to the 1997 Equity Incentive Plan).
(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or any other method approved by the Board.
(4) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Commission and does not represent the Company's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

                                 OPTION VALUES

     The following table sets forth information concerning options to purchase Common Stock exercised by the Named Executive Officers during fiscal year 1998 and the number and value of the unexercised options that are held by the Named Executive Officers as of the end of fiscal year 1998. No SARs were exercised by the Named Executive Officers in fiscal year 1998 or were outstanding at the end of that fiscal year.





                                                                   NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                VALUE               OPTIONS AT FY-END                  AT FY-END ($) (1)
                                  SHARES       REALIZED       ------------------------------     ------------------------------
 NAME                            ACQUIRED       ($) (1)       EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
-------------------------------  --------      --------       -----------      -------------     -----------      -------------
Larry J. Ford . . . . . . . . .    28,000      $147,000         270,657           284,324        $ 1,420,949      $   1,429,701
Richard L. Tanler . . . . . . .         0             0         162,670           128,821            856,718            676,310
Donald W. Anderson. . . . . . .    32,000       168,000               0            48,000                  0            252,000
Robin L. Pederson . . . . . . .    34,400       180,600               0           185,600                  0            921,900
Mary K. Trick . . . . . . . . .     9,200        48,300          19,600            55,200            102,900            258,300


-----------------------

(1) Value realized is based on the January 30, 1998 closing price of $6.375 per share of Common Stock as listed on the Nasdaq National Market less the exercise price for such shares.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has employment contracts and severance agreements in effect with Richard L. Tanler, Chairman of the Board and Senior Vice President, Strategic Planning and Marketing; Larry J. Ford, President and Chief Executive Officer; Donald W. Anderson, Vice President and Chief Financial Officer; Richard S. Parker, Vice President, Marketing; Robin L. Pederson, Vice President, Worldwide Sales; and Rory C. (Butch) Terrien, Senior Vice President, Research and Development. The Company also has severance agreements in effect with Mark Furtney, Vice President, Engineering; Mary K. Trick, Vice President, Customer Service; Keith Deane, General Manager -- United Kingdom division; and Michael Gaard, General Manager - Financial Services business unit. Each severance agreement provides for the acceleration of all unvested stock options of the officer following a Change in Control if either (i) his or her employment by the Company is terminated without cause, or (ii) he or she voluntarily terminates his or her employment as a result of a reduction in authority or responsibility as an employee of the Company.

     The Company and Mr. Tanler are parties to an employment agreement and an amendment thereto dated June 11, 1992 and April 27, 1995, respectively, governing his employment with the Company. The agreement sets forth Mr. Tanler's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Tanler's employment is voluntary and may be terminated by the Company or Mr. Tanler at any time with 30 days prior written notice, provided however, that if the Company terminates Mr. Tanler's employment without cause, Mr. Tanler shall receive an amount equal to his base salary per month at the end of each of the six months immediately following the date of termination but in no event shall he receive any such payments after he gains employment elsewhere. The Company may immediately terminate Mr. Tanler's employment for cause upon written notice with no further obligation to Mr. Tanler.

     The Company and Mr. Ford are parties to an employment agreement and an amendment thereto dated April 19, 1995 and May 23, 1995, respectively, governing his employment with the Company. The agreement sets forth Mr. Ford's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Mr. Ford's employment with the Company under the agreement is voluntary and may be terminated by the Company or Mr. Ford at any time with 30 days prior written notice, provided that if the Company terminates Mr. Ford's employment for reasons other than cause, the Company shall pay to Mr. Ford a sum equal to his current base salary for a period of six months following such termination. Notwithstanding the foregoing, if Mr. Ford's employment is terminated (for reasons other than cause) due to a "change in control of the Company" (defined to mean the acquisition by a person not currently a stockholder of the Company of shares of Company stock representing more than 50% of the voting power of the outstanding shares), Mr. Ford shall receive a sum equal to his then current base salary for an additional 12 month period. The Company may terminate Mr. Ford's employment for cause without notice and without any further obligation to Mr. Ford. The agreement also provides for full acceleration of vesting of his unvested stock options or shares if one of the following events shall occur: (i) the sale by the Company of all or substantially all of its assets and the discontinuance of its business; or
(ii) a change in control of the Company (as previously defined) resulting in the termination of Mr. Ford's employment with the Company, a substantial change in the scope of Mr. Ford's employment responsibilities or job relocation.

     The Company and Mr. Anderson are parties to a letter agreement executed on November 4, 1996 governing his employment with the Company. The agreement sets forth Mr. Anderson's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Anderson is entitled to receive, in the event of termination of employment for reasons other than cause or if Mr. Anderson is not employed in a capacity comparable to his then current position due to a change of ownership of the Company, a sum equal to 12 months of base compensation. The agreement also provides for accelerated vesting of unvested stock options if a change of ownership of the Company occurs. If the change of ownership occurs within the first two years of Mr. Anderson's first day of employment with the Company, all his unvested options shall immediately vest.

     The Company and Mr. Parker are parties to an employment agreement dated June 11, 1992 governing his employment with the Company. The agreement sets forth Mr. Parker's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Parker's employment is voluntary and may be terminated by the Company or Mr. Parker at any time with 30 days prior written notice, provided however, that if the Company terminates Mr. Parker's employment without cause, Mr. Parker shall receive an amount equal to his base salary per month at the end of each of the six months immediately following the date of termination, but in no event shall he receive any such payments after he gains employment elsewhere. The Company may immediately terminate Mr. Parker's employment for cause upon written notice with no further obligation to Mr. Parker.

     The Company and Mr. Pederson are parties to a letter agreement dated March 6, 1996 governing his employment with the Company. The agreement sets forth Mr. Pederson's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Pederson is entitled to receive, in the event of termination of Mr. Pederson's employment with the Company (for reasons other than cause) or if Mr. Pederson is not employed in a capacity comparable to his then current position due to a change in ownership of the Company, a sum equal to 12 months of base compensation. The agreement also provides for accelerated vesting of any unvested stock options or shares in the event of a change in ownership of the Company. If Mr. Pederson is employed by the acquiring or surviving entity in a capacity comparable to his then current position, 50% of his unvested stock options or shares shall immediately vest; the remaining 50% shall vest over the subsequent 24 months at a rate of 50% per year. Conversely, if Mr. Pederson's employment with the acquiring or surviving entity is terminated (for reasons other than cause) or if Mr. Pederson is not retained by such acquiring or surviving entity in a capacity comparable to his then current position with the Company, all his unvested stock options shall immediately vest, up to a maximum gain to Mr. Pederson of $4.0 million.

     The Company and Mr. Terrien are parties to an employment agreement dated June 11, 1992 governing his employment with the Company. The agreement sets forth Mr. Terrien's compensation level and eligibility for salary increases, bonuses, benefits and option grants under stock option plans. Pursuant to the agreement, Mr. Terrien's employment is voluntary and may be terminated by the Company or Mr. Terrien at any time with 30 days prior written notice, provided, however, that if the Company terminates Mr. Terrien's employment without cause, Mr. Terrien shall receive an amount equal to his base salary per month at the end of each of the six months immediately following the date of termination but in no event shall he receive any such payments after he gains employment elsewhere. The Company may immediately terminate Mr. Terrien's employment for cause upon written notice to Mr. Terrien.

                       REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Board of Directors of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for fiscal year 1998. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

     The Committee makes recommendations regarding the Company's 1997 Equity Incentive Plan and makes decisions concerning salaries and incentive compensation for employees and consultants of the Company. In fiscal year 1998, the members of the Committee were Drs. Boswell and Haque and Mr. Hollis, all of whom are non-employee directors of the Company.

     The Company's executive compensation programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's financial goals, and to link executive compensation and stockholder interests through equity-based plans. The Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which the Company can positively affect long-term stockholder return. Furthermore, the Company believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with other companies in the software industry, particularly those of smaller or similar size.

     The Company's executive compensation programs consist of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and savings plans generally available to all employees of the Company. In addition, the Company's executives are eligible to participate in the Company's 401(k) plan. This plan allows participants to defer up to 20% of compensation, subject to the Code, which in turn may be invested in a broad range of investment alternatives. Under this plan, the Company may provide matching contributions up to six percent of the employee's compensation and may make discretionary profit sharing contributions, but has not elected to do either.
 Matching contributions vest at the rate of 20% for each year of service.

     Compensation is reviewed and adjusted annually based principally on an evaluation of individual contributions to corporate goals, comparable market salary data, growth in the Company's size and complexity, internal compensation equity considerations and the Company's performance. Based on this review, Mr. Ford's base pay was increased by 31.3% in fiscal year 1997 and kept at the same level in fiscal year 1998 and the base pay of the other Named Executive Officers was kept at the same level in fiscal year 1997 and increased by 0.9% in fiscal year 1998.

     The Company's annual management incentive bonuses are based on a combination of the Company's revenue, operating profit margin and certain other financial measures. In setting such targets, the Company considers its historical performance, its underlying business model, and internal expectations related to financial performance. Bonuses for fiscal year 1998 were determined by the Company's Chief Executive Officer, Larry J. Ford, except for his bonus which was determined by the Committee.

     Grants of stock options may be awarded to individual executives based on their actual and potential contributions to the achievement of the Company's long-term goals. In fiscal year 1998, options to purchase an aggregate of 202,000 shares of Common Stock were granted to the Chief Executive Officer and the other Named Executive Officers.

     In fiscal year 1998, Mr. Ford earned a base salary of $175,000 and cash incentives of $72,500. Cash incentives for fiscal year 1998 approximated 41.4% of his base salary and were based on attaining the goals described above. Mr. Ford received 11.8% of the options granted in fiscal year 1998. This grant was primarily based on the performance of the Company and Mr. Ford's significant contribution to that performance in terms of both leadership and strategic vision.

                               Compensation Committee

                               Fredric R. (Rick) Boswell
                               Promod Haque
                               Donald R. Hollis

                             CERTAIN TRANSACTIONS

     Since the Company's inception, the Company has raised capital primarily through the sale of its Preferred Stock. In June 1995 the Company sold 3,010,515 shares of Series B Convertible Redeemable Preferred Stock at a price of $2.38 per share. In March 1996, the Company sold 1,514,837 shares of Series C Convertible Redeemable Preferred Stock at a price of $3.25 per share. In February 1997 the Company sold 1,399,992 shares of Series D Convertible Redeemable Preferred Stock at a price of $5.00 per share. The following table summarizes the shares of Preferred Stock purchased by executive officers, directors and five percent stockholders of the Company and persons associated with them since September 1994.


                                                                              SERIES B          SERIES C          SERIES D
     INVESTOR                                                              PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK
                                                                           ---------------   ---------------   ---------------
     Entities affiliated with Norwest Equity Partners (1) . . . . . . .        519,665           461,538           501,123
     Entities affiliated with St. Paul Venture Capital, Inc. (2). . . .        519,665           183,579           200,000
     Pathfinder Venture Capital Fund III (3). . . . . . . . . . . . . .        223,827            61,538            50,000
     Entities affiliated with Sutter Hill Ventures (4). . . . . . . . .        863,469            99,147           197,568
     Entities affiliated with Menlo Ventures (5). . . . . . . . . . . .        842,105            93,651           100,000
     Entities affiliated with Weiss, Peck & Greer (6) . . . . . . . . .             --           615,384           121,049
     Donald R. Hollis . . . . . . . . . . . . . . . . . . . . . . . . .             --                --            40,000
     William H. Younger, Jr. (7). . . . . . . . . . . . . . . . . . . .         59,497             6,621            12,784
     Donald W. Anderson . . . . . . . . . . . . . . . . . . . . . . . .             --                --            20,000

--------------------
1) Includes shares purchased by Norwest Equity Partners IV, a Minnesota Limited Partnership and Norwest Equity Partners V, a Minnesota Limited Partnership. Dr. Haque is a partner of Itasca Partners and Itasca Partners V, which are the General Partners of Norwest Equity Partners IV and Norwest Equity Partners V, respectively.
(2) Includes shares purchased by St. Paul Fire and Marine Insurance Company and St. Paul Venture Capital IV, L.L.C. Dr. Boswell is the Executive Vice President of St. Paul Venture Capital, Inc., which is an affiliate of St. Paul Fire and Marine Company and the managing member of St. Paul Venture Capital IV, L.L.C.
(3) Messrs. Brian P. Johnson, Andrew J. Greenshields, Gary A. Stoltz, Jack Ahrens, Eugene Fischer and Ms. Barbara L. Santry are the General Partners of Pathfinder Venture Capital Fund III.
(4) Includes shares purchased by Sutter Hill, Mr. William H. Younger, Jr. and 15 other individuals and entities associated with Sutter Hill. Mr. Younger is a General Partner of Sutter Hill.
(5) Includes shares purchased by Menlo Ventures VI, L.P. and Menlo Entrepreneurs Fund VI, L.P. Messrs. H. Dubose Montgomery, Thomas H. Bredt, Douglas C. Carlisle, John W. Jarve, Michael D. Laufer, M.D. and Ms. Sonja
     L. Hoel are the General Partners of MV Management VI, L.P., the General Partner of Menlo Ventures VI, L.P. and Menlo Entrepreneurs Fund VI, L.P.
(6) Includes shares purchased by Weiss, Peck & Greer Venture Associates III, L.P. and WPG Enterprise Fund II, L.P. Messrs. Philip Greer, Gill Cogan, Phil Black and Christopher J. Schaepe and Ms. Ellen Feeney and Ms. Annette Bianchi are the General Partners of WPG Venture Partners III, L.P., the General Partner of Weiss, Peck & Greer Venture Associates III, L.P. and WPG Enterprise Fund II, L.P.
(7)  Includes shares purchased by Mr. Younger as Trustee of a living trust.

     In April 1996, the Company loaned $70,000 to Richard L. Tanler, the Company's Chairman of the Board and Senior Vice President, Strategic Planning and Marketing. In connection with the loan, Mr. Tanler issued a promissory note to the Company for $70,000, bearing interest at the rate of 5.33% per annum, which note is payable 60 days after demand by the Company. As of January 31, 1998, there had been no payments on the loan and the aggregate indebtedness under the loan was $77,258.

     In August 1996, Donald R. Hollis, a director of the Company, was granted an option to purchase 8,000 shares of Common Stock at an exercise price of $1.13 per share in connection with becoming a director. Also in August 1996, Mr. Hollis received an option to purchase 2,000 shares of Common Stock at an exercise price of $1.13 per share in connection with entering into a consulting agreement with the Company.

     In July 1997, in connection with the acceptance of an employment offer, Mark Furtney, the Company's Vice President, Engineering, was granted an option to purchase 40,000 shares of the Company's Common Stock at an exercise price of $2.13 per share.

     In August 1997, the Company granted Ronald E.F. Codd an option to purchase 8,000 shares of Common Stock at an exercise price of $3.75 per share in connection with becoming a director.

     The Company also has granted additional options to certain of its executive officers. Such options are described further in "Executive Compensation."

     The Company has entered into employment agreements with Messrs. Tanler, Ford, Anderson, Parker, Pederson and Terrien.

     In December 1997, the Company and certain holders of its outstanding Preferred Stock (the "Lenders") entered into a Loan and Warrant Purchase Agreement (the "Loan Agreement") to provide the Company with a source of funds for its working capital requirements pending completion of the initial public offering. The Loan Agreement provided the Company with a revolving loan commitment of $3.0 million. The Loan Agreement terminated ten days after the closing of the initial public offering. The Company did not draw down any funds under the Loan Agreement. In consideration of the revolving loan commitment of the Lenders, the Company issued warrants to the Lenders to purchase an aggregate of 30,000 shares of Common Stock at a per share purchase price of $5.00. Shares purchased upon exercise of the warrants are entitled to certain registration rights.

     The Company believes that all of the transactions set forth herein were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans (if any), between the Company and its officers, directors, and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested Outside Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

INDEMNIFICATION

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the General Corporation Law of the State of Delaware. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

                            COMPANY STOCK PERFORMANCE

     The graph below compares the cumulative total return on $100 invested on December 17, 1997, the date of the initial public offering of the Company's Common Stock, through January 31, 1998, with the cumulative total return for the same time period on the same amount invested in The Nasdaq Stock Market (U.S.) Index and an index of peer companies selected by the Company. The Peer Group Index consists of nine companies, each of which produces on-line analytical processing software.*

                 COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN
                        AMONG INFORMATION ADVANTAGE, INC.,
               THE NASDAQ STOCK MARKET (U.S.) INDEX AND PEER GROUP

                                              12/17/97  12/31/97  1/31/98
                                              --------  --------  -------
     Information Advantage, Inc.              100.00    108.33    106.25
     Peer Group Index                         100.00    100.26    103.88
     Nasdaq Stock Market (U.S.) Index         100.00    101.48    104.70

--------------------
     * Arbor Software Corporation, Business Objects S.A., Cognos Incorporated, Comshare Incorporated, Gentia Software plc, Hyperion Software Corporation, IQ Software Corporation, Oracle Corporation and PLATINUM technology, inc.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission and to provide the Company with copies of all such reports. To the Company's knowledge, based solely on its review of copies of reports filed with the Commission during fiscal year 1998, all applicable Section 16(a) filing requirements were satisfied, except that one report on Form 4 setting forth the acquisition of 4,000 shares of Common Stock by Ronald E.F. Codd on December 17, 1997 was not filed on a timely basis.

                              STOCKHOLDER PROPOSALS

     Stockholders wishing to present proposals for action by the stockholders at the next annual meeting must present such proposals at the principal offices of the Company not later than January 19, 1999. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.


                            ANNUAL REPORT TO STOCKHOLDERS

     A copy of the Company's Annual Report to Stockholders for fiscal year 1998 accompanies this Notice of Annual Meeting, Proxy Statement and related proxy card. No part of the Annual Report to Stockholders is incorporated herein and no part thereof is to be considered proxy soliciting material.


                                     FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE EXHIBIT INDEX ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF FEES BASED ON THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO DONALD W. ANDERSON, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       /s/ Larry J. Ford
                                       Larry J. Ford
                                       President and Chief Executive Officer

Eden Prairie, Minnesota
May 19, 1998

                                  APPENDIX A

                         INFORMATION ADVANTAGE, INC.

                      1997 EMPLOYEE STOCK PURCHASE PLAN

                (AMENDED AND RESTATED EFFECTIVE APRIL 22, 1998)

SECTION 1. PURPOSE OF THE PLAN.

     The Plan was adopted by the Board on September 23, 1997, effective as of September 24, 1997. The amended and restated Plan is effective as of April 22, 1998. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2. ADMINISTRATION OF THE PLAN.

     a. COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

     b. COMMITTEE RESPONSIBILITIES. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     c. Plan Year. The Plan Year shall consist of a twelve month period commencing on July 1 and ending on June 30. Notwithstanding the foregoing, the first Plan Year shall be a short Plan Year commencing on the effective date of the Plan and ending on June 30, 1998.

SECTION 3. ENROLLMENT AND PARTICIPATION.

     a. OFFERING PERIODS. While the Plan is in effect, two overlapping Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the 18-month periods commencing on each January 1 and July 1, except that the first Offering Period shall commence on the date of the IPO and end on June 30, 1999.

     b. ACCUMULATION PERIODS. While the Plan is in effect, two Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the six-month periods commencing on each January 1 and July 1, except that the first Accumulation Period shall commence on the date of the IPO and end on June 30, 1998.

     c. ENROLLMENT. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than 10 days prior to the commencement of such Offering Period. Notwithstanding the foregoing, the Committee may designate a date that is fewer than 10 days prior to the commencement of the first Offering Period under the Plan as the date by which enrollment forms must be filed with respect to the first Offering Period; in no event, however, shall the Committee designate a date that is subsequent to the date of the IPO.

     d. DURATION OF PARTICIPATION. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 4(d) or 8(b).
          A Participant who discontinued employee contributions under Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee.

     e. APPLICABLE OFFERING PERIOD. For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

          i. Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period,
               (B) the end of his or her participation under Subsection (d) above or (C) re-enrollment in a subsequent Offering Period under Paragraph (ii) below.

          ii. In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period in which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

          iii. When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 4. EMPLOYEE CONTRIBUTIONS.

     a. FREQUENCY OF PAYROLL DEDUCTIONS. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions shall occur on each payday during participation in the Plan and shall be determined based upon the Payroll Withholding Rate designated by the Participant pursuant to Subsection (b) below.

     b. PAYROLL WITHHOLDING RATE. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld during a calendar year for the purchase of Stock (the "Payroll Withholding Rate"). Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 15% of Compensation. In no event may an Eligible Employee contribute more than 15% of his or her Compensation during a calendar year for the purchase of shares of Stock under the Plan.

     c. CHANGING WITHHOLDING RATE. If a Participant wishes to change his or her Payroll Withholding Rate, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new Payroll Withholding Rate shall be effective as soon as reasonably practicable after such form has been received by the Company. The new Payroll Withholding Rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 15% of Compensation.

     d. DISCONTINUING PAYROLL DEDUCTIONS. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A
          Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Company.

     e. LIMIT ON NUMBER OF ELECTIONS. No Participant shall make more than two elections under Subsection (c) or (d) above during any Accumulation Period. Notwithstanding any provision to the contrary herein, a Participant may make up to three (3) elections under Subsections (c) and (d) during the Accumulation Period ending June 30, 1998.

SECTION 5. WITHDRAWAL FROM THE PLAN.

     a. WITHDRAWAL. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

     b. RE-ENROLLMENT AFTER WITHDRAWAL. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6. CHANGE IN EMPLOYMENT STATUS.

     a. TERMINATION OF EMPLOYMENT. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

     b. LEAVE OF ABSENCE. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another BONA FIDE leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work. Notwithstanding the foregoing, an employee of Information Advantage GmbH or Information Advantage International shall not be deemed to have terminated employment for purposes of the Plan as a result of a leave of absence except to the extent allowed by and consistent with German or United Kingdom law, as applicable.

     c. DEATH. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.

     a. PLAN ACCOUNTS. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes.
          No interest shall be credited to Plan Accounts.

     b. PURCHASE PRICE. The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be the lower of:

          i. 85% of the Fair Market Value of such share on the last trading day in such Accumulation Period; or

          ii. 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 3(e)) or, in the case of the first Offering Period under the Plan, 85% of the price at which one share of Stock is offered to the public in the IPO.

     c. NUMBER OF SHARES PURCHASED. As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 500 shares of Stock with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

     d. AVAILABLE SHARES INSUFFICIENT. In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

     e. ISSUANCE OF STOCK. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the names of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

     f. UNUSED CASH BALANCES. An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Accumulation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection 4(b), Subsection (c) above,
          Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest. Notwithstanding any provision to the contrary herein, the Company shall, upon written request of any Participant and as soon as practicable following March 6, 1998, refund to such Participant any and all amounts in excess of $2,550 contributed by such Participant on or before March 6, 1998.

     g. STOCKHOLDER APPROVAL. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's stockholders have approved the adoption of the Plan.

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.

     a. FIVE PERCENT LIMIT. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

          i. Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

          (1) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

          ii. Each Participant shall be deemed to have the right to purchase 500 shares of Stock under this Plan with respect to each Accumulation Period.

     b. DOLLAR LIMIT. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

          i. In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

          ii. In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

          iii. In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 9. RIGHTS NOT TRANSFERABLE.

     The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10. NO RIGHTS AS AN EMPLOYEE.

     Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

     Even if the right to purchase shares is granted hereunder three times in succession to a Participant, this does not mean that the Participant remains further entitled to purchase Stock. Such right to purchase Stock is granted voluntarily by the Company and may be revoked by the Company at any time.

     The rights and obligations of any Participant employed by any Participating Company incorporated in England or Wales under a contract governed by English law under the terms of his office with or employment by such Participating Company shall not be affected by his participation in the Plan or by the discontinuance of the Plan or by the discontinuance of any right which he may have to participate in the Plan. Such Participant waives any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under the Plan as a result of such termination of his office or employment.

SECTION 11. NO RIGHTS AS A STOCKHOLDER.

     A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 12. SECURITIES LAW REQUIREMENTS.

     Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 13. STOCK OFFERED UNDER THE PLAN.

     a. AUTHORIZED SHARES. The aggregate number of shares of Stock available for purchase under the Plan shall be 550,000, subject to adjustment pursuant to this Section 13.

     b. ANTI-DILUTION ADJUSTMENTS. The aggregate number of shares of Stock offered under the Plan, the 500-share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders or a similar event.

     c. REORGANIZATIONS. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Change in Control, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 7. In the event of a merger or consolidation to which the Company is a constituent corporation and which does not constitute a Change in Control, the Plan shall continue unless the plan of merger or consolidation provides otherwise. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

     The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. The right to purchase Stock granted herein is granted voluntarily by the Company and can be revoked at any time.

SECTION 15. DEFINITIONS.

     a. "ACCUMULATION PERIOD" means a six-month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

     b. "BOARD" means the Board of Directors of the Company, as constituted from time to time.

     c    "CHANGE IN CONTROL" means:

          i. The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

          ii. The sale, transfer or other disposition of all or substantially all of the Company's assets;

          iii. A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

          iv. Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
               Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     d.   "CODE" means the Internal Revenue Code of 1986, as amended.

     e.   "COMMITTEE" means a committee of the Board, as described in Section 2.

     f.   "COMPANY" means Information Advantage, Inc., a Delaware corporation.

     g. "COMPENSATION" means (i) the total taxable compensation paid to a Participant by a Participating Company during a calendar year as reported on the Participant's form W-2, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under sections 401(k) or 125 of the Code. Notwithstanding the foregoing, "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

     h. "ELIGIBLE EMPLOYEE" means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week.

     The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by law of any country in which he or she resides, performs work for the Company and receives Compensation from the Company, or if he or she works in a job classification covered by a collective bargaining agreement and the parties to that agreement have bargained in good faith about stock purchase benefits and the bargaining agreement does not provide for participation in this Plan.

     i.   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     j. "FAIR MARKET VALUE" means the market price of Stock, determined by the Committee as follows:

          i. If stock was traded over-the-counter on the date in question but was not traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and ask prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

          ii. If Stock was traded over-the-counter on the date in question and was traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq National Market or the Nasdaq SmallCap Market;

          iii. If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          iv. If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in THE WALL STREET JOURNAL or as reported directly to the Company by Nasdaq or a comparable exchange. Such determination shall be conclusive and binding on all persons.

     k. "IPO" means the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

     l. "OFFERING PERIOD" means an 18-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

     m. "PARTICIPANT" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

     n. "PARTICIPATING COMPANY" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

     o. "PLAN" means this Information Advantage, Inc. 1997 Employee Stock Purchase Plan, as it may be amended from time to time.

     p. "PLAN ACCOUNT" means the account established for each Participant pursuant to Section 7(a).

     q. "PURCHASE PRICE" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

     r.   "STOCK" means the Common Stock of the Company.

     s. "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 16.    GOVERNING LAW.

     The Plan shall be construed consistent with and governed by the laws of the State of Minnesota and the laws of the United States.

SECTION 17.    EXECUTION.

     To record the adoption of the Amended and Restated Plan as of April 22, 1998, the Company has caused its authorized officer to execute the same.


                                       INFORMATION ADVANTAGE, INC.


                                       By: /s/ Brian D. Wenger
                                           ------------------------------------
                                       Title:  Secretary
                                               --------------------------------

                           INFORMATION ADVANTAGE, INC.
                      7905 GOLDEN TRIANGLE DRIVE, SUITE 190
                        EDEN PRAIRIE, MINNESOTA 55344-7227

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Information Advantage, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 19, 1998, and hereby appoints Larry J. Ford and Donald W. Anderson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held in the Minnesota River Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, on Wednesday, June 17, 1998, at 3:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. To elect three Class I directors to have three-year terms expiring in 2001 and until their successors have been duly elected and qualified.

        / /  FOR the nominees listed below     / /  WITHHOLD AUTHORITY to
             (except as marked to the               vote for all nominees
             contrary below)                        listed below

         DONALD R. HOLLIS, RICHARD L. TANLER, WILLIAM H. YOUNGER, JR.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

________________________________________________________________________________

2. To approve the amendment to the Company's 1997 Employee Stock Purchase Plan to increase the number of shares reserved thereunder for issuance from 200,000 to 550,000.

        / /  FOR               / /  AGAINST               / /  ABSTAIN

3. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending January 31, 1999.

        / /  FOR               / /  AGAINST               / /  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:
       ---------------------------------    ------------------------------------

                                            ------------------------------------
                                                        (Signature)

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE.